UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Rogers Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 10, 2014, Pegasystems Inc. (the “Company”) issued a press release announcing that the Board of Directors had approved a two-for-one (2:1) split of the Company’s common stock. Each stockholder of record at the close of business on March 20, 2014 will receive one additional share for each share held on the record date, with the distribution expected to occur on April 1, 2014. The Company expects that its common stock will begin trading on a post-split basis on April 2, 2014.

The Company is maintaining its current quarterly cash dividend program. The Company announced that the Q2 2014 dividend will be paid on a post-split, adjusted basis of $0.015 per share on April 21, 2014 to shareholders of record on April 7, 2014.

The press release announcing the stock split is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

99.1	Press Release, dated March 10, 2014.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: March 10, 2014	By:	/s/ Janet Mesrobian
Janet Mesrobian
Associate General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 10, 2014